SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549

                                  SCHEDULE 14A INFORMATION

                         Proxy Statement Pursuant to Section 14(a)
                           of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [    ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,for use of the Commission Only(as permitted by Rule 14a(e)(12))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[X] Soliciting Material under Rule14a-12

                   Dynex Capital, Inc.
                 (Name of Registrant as Specified in its Charter)

      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X]  No fee required.
[    ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount in which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. 1) Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:





                          PRESS RELEASE


FOR IMMEDIATE RELEASE                                 CONTACT:   Kathy Fern
December 28, 2000                                                804-217-5800


                                                    DYNEX CAPITAL, INC.
                                           ANNOUNCES CALIFORNIA INVESTMENT FUND
                                                      EXECUTES LETTER


     Dynex Capital, Inc. (NYSE: DX) announced today that California Investment Fund, LLC ("CIF") has executed the letter sent by the Company dated December 22, 2000. As previously reported, the Company declared that CIF was in breach of its obligation to provide certain evidence of financing in accordance with the terms of the merger agreement entered into between the parties on November 7, 2000 and sent a letter to CIF to that effect on December 22nd. Under the terms of the countersigned December 22nd letter, CIF has now agreed to deliver to the Company on or before January 25, 2001 "written binding commitment(s)" or "definitive agreements" from one or more third parties sufficient to provide CIF with the financing necessary to consummate the transaction, as well as the written consent to the merger transaction, including the financing, by a sufficient number of the holders of the Company's senior unsecured notes due July 2002. Pursuant to the December 22nd letter agreement, if CIF does not satisfy either of these additional obligations, the Company has reserved its right to terminate the merger agreement for the declared breach and/or for any breach of the additional obligations. Although CIF sent a letter to the Company dated December 26, 2000 indicating that it does not agree with the Company's declaration of a breach under the merger agreement, CIF nevertheless executed the December 22nd letter.

     The Company also announced that, at CIF's request, the parties agreed that the revised date for the filing of the preliminary proxy materials with the Securities and Exchange Commission would be January 29, 2001. Shareholders are urged to read the proxy statement when it becomes available, and any other relevant documents filed with the SEC, because such documents will contain important information regarding the merger transaction.

     The merger is subject to financing, shareholder approval and other customary conditions and there can be no assurance at this time that the requirements or conditions set forth in the merger agreement will be satisfied and the merger completed.

     Dynex Capital, Inc. is a financial services company that elects to be treated as a real estate investment trust (REIT) for federal income tax purposes. Note: This document contains "forward-looking statements"(within the meaning of the Private Securities Litigation Act of 1995) that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of unforeseen external factors. As discussed in the Company's filings with the SEC, these factors may include, but are not limited to, changes in general economic conditions, disruptions in the capital markets, fluctuations in interest rates, increases in costs and other general competitive factors.
                                # # #

WHERE YOU CAN FIND ADDITIONAL INFORMATION

     Investors and security holders of Dynex are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the transaction. The proxy statement will be filed with the Securities and Exchange Commission by Dynex and security holders of Dynex may obtain a free copy of the proxy statement when it is available and other documents filed by Dynex with the Securities and Exchange Commission at the Securities and Exchange Commission's website at www.sec.gov. The proxy statement and these other documents may also be obtained for free from Dynex's Corporate Secretary located at 4551 Cox Road, Suite 300, Glen Allen, Virginia, 23060 or by telephone at (804) 217-5800.

     Dynex and its executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of Dynex with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in Dynex's Proxy Statement for its Special Meeting of Preferred Stockholders filed with the Securities and Exchange Commission on October 31, 2000. This document is available at the Securities and Exchange Commission's website at http://www.sec.gov and from Dynex.